UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – April 13, 2015

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On April 13, 2015, West Pharmaceutical Services, Inc. (the "Company") appointed Eric M. Green, 45, to serve as Chief Executive Officer of the Company, effective April 24, 2015 (the “Commencement Date”), succeeding Donald E. Morel, Jr., Ph.D., current Chairman of the Company’s Board of Directors and Chief Executive Officer. Dr. Morel will continue to serve as Chairman of the Company’s Board of Directors until June 30, 2015. He will retire effective as of July 1, 2015.

Prior to joining the Company, Mr. Green served as Executive Vice President and President of the Research Markets business unit at Sigma-Aldrich Corporation (“Sigma-Aldrich”), a leading Life Science and Technology company focused on human health and safety with $2.79 billion in net sales in 2014, since January 2013. Prior to that, Mr. Green served as Vice President and Managing Director-International (October 2009 to December 2012) and in various other positions at Sigma-Aldrich, where he began his career as a sales representative in 1993. Mr. Green earned a master’s degree in business administration from the Olin Business School at Washington University in St. Louis, Missouri, and holds a bachelor’s degree in chemistry from Bethel University in St. Paul, Minnesota. He serves on the Board of Directors for the World Trade Center-St. Louis and is a member of the Board of Trustees for the St. Louis Children’s Hospital Foundation.

A copy of the press release issued by the Company announcing the resignation of Dr. Morel and the appointment of Mr. Green is filed as Exhibit 99.1 hereto and is incorporated by reference.

Employment Agreement

The Company entered into an employment agreement with Mr. Green appointing him as Chief Executive Officer effective April 24, 2015 (the “Employment Agreement”). The Employment Agreement has a three-year term, with an automatic renewal for one additional two-year term (the “Successive Term”) unless either party provides written notice of its intention to not renew the Employment Agreement. After the expiration of the Successive Term, the Employment Agreement shall automatically renew for additional one-year terms, unless either party provides written notice of its intention to not renew. The Employment Agreement is subject to early termination upon certain conditions, including death, disability, voluntary termination or termination with or without Cause, as defined in the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Green will receive an annual base salary of $700,000, subject to annual review beginning in January 2016. He will also be eligible for an annual incentive plan bonus in 2015, with a target amount of 100% of base salary, prorated based on Mr. Green’s period of employment in 2015.

Mr. Green will also receive long-term incentive plan (“LTIP”) awards with a total grant date fair value of $2.9 million, 50% of which will consist of stock options and 50% of which will consist of performance-vesting share units. The terms and conditions of the LTIP awards are substantially similar to awards made to other executives of the Company during 2014 and 2015. The forms of the awards are filed as exhibits to the Employment Agreement.

In addition, Mr. Green will receive a sign-on retention award with a grant date fair value of $4.0 million, $0.5 million of which will be paid in cash and $3.5 million of which will be paid in stock options and time-vesting restricted stock. The Company will pay Mr. Green the entire cash portion of the sign-on retention award on the six-month anniversary of the Commencement Date, $2.0 million of the stock options and restricted stock will vest on the third anniversary of the Commencement Date, and $1.5 million of the stock options and restricted stock will vest on the fifth anniversary of the Commencement Date, provided that Mr. Green remains employed by the Company by the applicable vesting dates. If, however, prior to the third anniversary of the Commencement Date, the Company terminates Mr. Green’s employment without Cause (and in the absence of any Disability) or Mr. Green terminates his employment for Good Reason, all as defined in the Employment Agreement, then Mr. Green will become vested in the $0.5 million cash portion of the sign-on retention award and $2.0 million of the stock options and restricted stock, and he will immediately forfeit the remainder of the stock options and restricted stock. The entire $4.0 million in cash, stock options, and restricted stock shall vest upon Mr. Green’s death or Disability, as defined in the Employment Agreement.

If the Company terminates Mr. Green’s employment without Cause, or if the Company provides Mr. Green with notice of non-renewal of the Employment Agreement, Mr. Green will be entitled to continued payments of base salary and medical benefits (at active-employee rates) for twelve months, conditioned upon Mr. Green’s execution of a release of claims in favor of the Company. Mr. Green will be subject to twelve-month non-competition and employee and customer non-solicitation covenants.

If at any time within two years of a change-in-control of the Company, Mr. Green is terminated without Cause or he resigns for Good Reason, Mr. Green shall receive: an amount equal to twice the sum of (i) his Base Salary plus (ii) the average of the annual bonus he received over the prior three-year period (or, if Mr. Green has not been employed for any of the three years preceding his termination, then 100% of his Base Salary shall be used to calculate any missing year (s)), payable in 24 equal installments. Additionally, Mr. Green would receive enhanced vesting of his retirement and savings plan benefits, continuation of his welfare benefits (or payments of premiums for such benefits) and full vesting of any unvested equity awards.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit 10.1	Employment Agreement, dated April 13, 2015, between West Pharmaceutical Services, Inc. and Eric M. Green.
	Exhibit 99.1	West Pharmaceutical Services, Inc. Press Release, dated April 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ William J. Federici
William J. Federici
Senior Vice President and Chief Financial Officer

April 15, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated April 13, 2015, between West Pharmaceutical Services, Inc. and Eric M. Green.
99.1	West Pharmaceutical Services, Inc. Press Release, dated April 15, 2015.